EXHIBIT 10.1

FIFTH AMENDMENT TO

CREDIT AND SECURITY AGREEMENT

This FIFTH Amendment to Credit AND SECURITY Agreement (this “Amendment”) is entered into as of March 26, 2014 (the “Fifth Amendment Effective Date”), by and among Frederick’s of Hollywood Group Inc., a New York corporation (“Group”), FOH Holdings, Inc., a Delaware corporation (“Parent”), Frederick’s of Hollywood Inc., a Delaware corporation (“Frederick’s”), Frederick’s of Hollywood Stores, Inc., a Nevada corporation (“Stores”), and Hollywood Mail Order, LLC, a Nevada limited liability company (“Mail Order” and together with Group, Parent, Frederick’s and Stores, each individually, a “Borrower”, and collectively, the “Borrowers”) and SALUS CLO 2012-1, LTD. (“Salus CLO”) and SALUS CAPITAL PARTNERS, LLC (“SCP”, together with Salus CLO, each a “Lender” and collectively, the “Lenders”).

RECITALS

WHEREAS, Borrowers and Lenders are parties to that certain Credit and Security Agreement, dated as of May 31, 2012 (as amended, supplemented, modified and in effect from time to time, the “Credit Agreement”; all capitalized terms used but not specifically defined herein shall have the respective meanings provided for such terms in the Credit Agreement); and

WHEREAS, Borrowers have requested that Lenders temporarily suspend the testing of the minimum Availability covenant contained in the Credit Agreement, and Lenders have agreed to do so and amend certain other terms and conditions of the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Amendments to the Credit Agreement. As of the Fifth Amendment Effective Date, the Credit Agreement is hereby amended as follows:

A.           Section 1 of the Credit Agreement is hereby amended by adding the following defined terms, each such term to be inserted in its proper alphabetical order:

“Amended and Restated Fee Letter” means that certain Amended and Restated Fee Letter dated as of March 26, 2014 by and among the Borrowers and the Lenders.

“Fifth Amendment” means that certain Fifth Amendment to Credit and Security Agreement dated as of March 26, 2014 by and among the Borrowers and Lenders.”

“Fifth Amendment Effective Date” means March 26, 2014.”

B.           Section 1.1 of the Credit Agreement is hereby amended by deleting the defined terms “Initial Tranche A-2 Advance Repayment Date”, “Maximum FILO Amount” and “Maximum Line of Credit” in their entirety and replacing such terms with the following:

“Initial Tranche A-2 Advance Repayment Date” means (i) June 15, 2014 if the Consummation of the Merger Transaction has not occurred on or before such date, or (ii) the Termination Date if the Consummation of the Merger Transaction has occurred on or before June 15, 2014.”

“Maximum FILO Amount” means the sum of (i) the lesser of (x) $25,000,000, or (y) one hundred percent (100%) of the fair market value of Borrowers’ Intellectual Property Rights, based upon the most recent appraisal of such Intellectual Property Rights received by Lender, plus (ii) the incremental amount (if any) elected to be advanced by Lender in its sole discretion pursuant to the terms of Section 2.1(b)(ii) of this Agreement; provided, however, that (x) in the event that the Consummation of the Merger Transaction does not occur by June 15, 2014, the Maximum FILO Amount shall on such date be the lesser of (A) $19,000,000 and (B) 85% of the fair market value of the Borrowers’ Intellectual Property Rights, and (y) on the Initial Tranche A-2 Advance Repayment Date the Maximum FILO Amount shall be the lesser of (A) $14,000,000 and (B) 85% of the fair market value of the Borrowers’ Intellectual Property Rights; in each case, less any amounts repaid by Borrowers pursuant to Section 2.1(h), Section 2.1(i), and Section 2.7(c) of this Agreement.”

“Maximum Line of Credit” means $39,000,000, as such amount may be permanently increased pursuant to the terms of Section 2.1(b)(ii) of this Agreement, or permanently reduced pursuant to the terms of Section 2.7(c) of this Agreement; provided, however, that in the event that the Consummation of the Merger Transaction does not occur by June 15, 2014, (i) the Maximum Line of Credit shall on such day be reduced to $33,000,000, and (ii) on the Initial Tranche A-2 Advance Repayment Date, the Maximum Line of Credit shall be reduced by the sum of $5,000,000.”

C.           Section 2.1(a) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting therefor, the following:

“(a)          Line of Credit and Limitations on Borrowing. Subject to the terms and conditions set forth in this Agreement, Lender shall make Advances under the Line of Credit from time to time through the Termination Date in an aggregate amount not to exceed at any time the lesser of (i) the Maximum Line of Credit, and (ii) the Borrowing Base. Borrowers may periodically borrow, repay in whole or in part, and reborrow under the Line of Credit as provided in this Agreement; provided, however, that amounts repaid by Borrowers on account of the FILO Advance may not be reborrowed by Borrowers. Lender has no obligation to make any Advance (x) at any time that a Default or Event of Default has occurred and is continuing, or (y) if an Overadvance has or would occur after giving effect to the requested Advance.”

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D.           Section 6.2(a) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting therefor, the following:

“(a)          Minimum Excess Availability. From and after the Fifth Amendment Effective Date until June 15, 2014, there shall be no minimum excess Availability requirement. At all times from and after June 15, 2014, Borrowers shall maintain Availability of no less than $1,500,000.”

2.          Additional Agreement to Raise Additional Capital. In connection with the Lender’s agreement to amend the terms and conditions of the Credit Agreement pursuant to the Fifth Amendment, the Borrower and Lenders agree to the following additional terms and conditions:

(a)          From the Fifth Amendment Effective Date through June 15, 2014, the Net Orderly Liquidation Values of Eligible Inventory contained in the Gordon Brothers appraisal dated as of June 29, 2013 shall be used in setting the Inventory Advance Rate. Commencing June 16, 2014, the Net Orderly Liquidation Values of Eligible Inventory contained the Gordon Brothers appraisal dated as of December 28, 2013 shall be used in setting the Inventory Advance Rate.

(b)          No later than March 22, 2014, Borrowers, at their sole cost and expense, shall have engaged a consultant acceptable to the Lenders (the “Vendor Consultant”) with experience in the retail industry and negotiating with vendors in developing a vendor payment plan (the “Vendor Payment Plan”). GRL Capital is deemed to be an acceptable consultant by the Lenders. The terms, conditions, scope and duration of the Borrowers’ engagement of the Vendor Consultant shall be reasonably acceptable to the Lenders. No later than April 4, 2014, Borrowers with assistance from the Vendor Consultant shall present a Vendor Payment Plan to Lenders for its review and approval. The Vendor Payment Plan’s objective shall be structure payments to Borrowers’ vendors in a manner to maximize trade support and allow the Borrowers’ business to continue operations uninterrupted. The failure of the Borrowers to engage the Vendor or present a Vendor Payment Plan shall constitute an immediate Event of Default under the Credit Agreement, without the need for further notice by the Lenders.

(c)          No later than March 31, 2014, Borrowers shall have received cash proceeds of a capital infusion in an amount not less than $5,000,000, in the form of equity or Subordinated Debt, on terms reasonably satisfactory to the Lenders, and the entire amount of such capital infusion shall be paid by the Borrowers to the Lenders to reduce the outstanding balance of the Revolving Loans without a corresponding reduction in the Line of Credit.

(d)          In lieu of the capital infusion referred to in the preceding paragraph (c), no later than March 31, 2014, Borrowers may make arrangements, reasonably satisfactory to the Lenders, to defer payment of its accounts payable in an amount not less than $5,000,000.

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(e)          The failure of the Borrowers to receive a cash infusion in at least the amount indicated in the preceding paragraph (c) or to make arrangements indicated in the preceding paragraph (d), in each case on or before March 31, 2014, shall constitute an immediate Event of Default under the Credit Agreement, without the need for further notice by the Lenders.

3.          Conditions Precedent. The effectiveness of this Amendment is subject to the following conditions precedent (all documents to be in form and substance satisfactory to Lenders):

(a)          Lenders shall have received this Amendment and the Amended and Restated Fee Letter properly executed by the Borrowers;

(b)          Lenders shall have received the resolutions of the board of directors or governing body of each of the Borrowers approving the execution and delivery of this Amendment and the transactions contemplated hereby;

(c)          After giving effect to this Amendment (i) all representations and warranties of the Borrowers set forth herein and in the Loan Documents shall be true and correct in all material respects, except to the extent such representations and warranties speak as to an earlier date, in which case the same are true, correct and complete as to such earlier date, (ii) no Event of Default or any other event which, upon the lapse of time, service of notice, or both, which would constitute an Event of Default under any of the Loan Documents, shall have occurred and be continuing, and (iii) Borrowers shall be in material compliance with the Credit Agreement and the other Loan Documents; and Borrowers shall have certified the foregoing matters to Lenders; and

(d)          The Borrowers shall have paid to the Lenders an amendment fee of $130,000.00, which fee shall be fully earned on the Fifth Amendment Effective Date.

4.          Representations, Warranties. Borrowers represent that, after giving effect to this Amendment:

(a)          No consent or approval of, or exemption by any Person is required to authorize, or is otherwise required in connection with the execution and delivery of this Amendment which has not been obtained and which remains in full force and effect; and

(b)          As of the date hereof, all of the representations and warranties of the Borrowers set forth in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects, except to the extent such representations and warranties speak as to an earlier date, in which case the same are true, correct and complete as to such earlier date; and no Default or Event of Default exists under the Credit Agreement.

5.          Confirmation of Security Interests. Borrowers hereby confirm the security interests and liens granted by Borrowers to Lenders, in and to the Collateral in accordance with the Credit Agreement and other Loan Documents as security for the Obligations.

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6.          Payment of Lenders Fees and Expenses. Borrowers agree to pay any and all fees and expenses, including reasonable counsel fees and disbursements, incurred by Lenders in connection with the preparation and execution of this Amendment and all documents, instruments and agreements contemplated hereby.

7.          No Other Modifications, Conflicts with Loan Documents, etc. This Amendment is intended to supplement and modify the Credit Agreement and the rights and obligations of the parties under the Credit Agreement shall not in any way be vacated, modified or terminated except as herein provided. All terms and conditions contained in each and every agreement or promissory note or other evidence of indebtedness of Borrowers to the Lenders are incorporated herein by reference. If there is a conflict between any of the provisions of the Credit Agreement and the provisions of this Amendment, then the provisions of this Amendment shall govern.

8.          Governing Law. This Amendment shall be construed in accordance with the substantive laws (other than conflict laws) of the State of New York.

9.          Full Force and Effect. Except as expressly amended hereby, all terms and conditions of the Credit Agreement, and any and all Exhibits annexed thereto and all other writings submitted by the Borrowers to the Lenders pursuant thereto, shall remain unchanged and in full force and effect.

10.         Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall be considered one and the same document. Delivery of an executed counterpart of a signature page of this document by facsimile or by electronic mail or e-mail file attachment shall be effective as delivery of a manually executed counterpart of this document.

11.         RELEASE. EACH BORROWER, TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE INDEBTEDNESS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDERS. EACH BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES EACH LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, AFFILIATES SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, ASSERTED OR UNASSERTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH BORROWERS MAY NOW OR HEREAFTER (WHETHER OR NOT PRESENTLY SUSPECTED, CONTEMPLATED OR ANTICIPATED) HAVE AGAINST ANY LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOAN OR ADVANCE, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to the Credit and Security Agreement to be executed and delivered as of the day and year first above written.

BORROWERS:

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

FOH HOLDINGS, INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

FREDERICK’S OF HOLLYWOOD, INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

FREDERICK’S OF HOLLYWOOD STORES, INC.

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

HOLLYWOOD MAIL ORDER, LLC

By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

[Fifth Amendment to Credit and Security Agreement]

LENDERS:

SALUS CLO 2012-1, LTD.

By: Salus Capital Partners II, LLC,
Its: Collateral Manager

By:	/s/ Kyle C. Shonak
Name: Kyle C. Shonak
Title: Executive Vice President

By:	/s/ Jonas D.L. McCray
Name: Jonas D.L. McCray
Title: Senior Vice President

SALUS CAPITAL PARTNERS, LLC

By:	/s/ Kyle C. Shonak
Name: Kyle C. Shonak
Title: Executive Vice President

By:	/s/ Jonas D.L. McCray
Name: Jonas D.L. McCray
Title: Senior Vice President

[Fifth Amendment to Credit and Security Agreement]